EXHIBIT 5



                   [Letterhead of Davis Polk & Wardwell]




                                                     September 29, 1997


Texaco Inc.
2000 Westchester Avenue
White Plains, New York 10650

Ladies and Gentlemen:

          We have acted as counsel to Texaco Inc. ("Texaco") in connection with Texaco's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by Texaco of shares (the "Shares") of common stock, par value $3.125 per share, of Texaco to be issued in connection with the merger of a wholly-owned subsidiary of Texaco with and into Monterey Resources, Inc.
("Monterey") pursuant to the terms of the Agreement and Plan of Merger dated as of August 17, 1997, between Texaco and Monterey (the "Merger Agreement").

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of this opinion.

          In rendering this opinion we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act, (ii) the stockholders of Monterey will have approved and adopted the Merger Agreement and (iii) the transactions contemplated by the Merger Agreement will have been consummated.

          On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement.


                                             Very truly yours,


                                             /s/ Davis Polk & Wardwell
                                             Davis Polk & Wardwell